UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 8, 2007 (November 6, 2007)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Boulevard

Suite 200

Tampa, Florida 33610

(Address of principal executive

offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joshua J. Harris, a Founding Partner of Apollo Management LP (“Apollo”), resigned as a Director of Quality Distribution, Inc. (the “Company”) effective November 6, 2007. Mr. Harris’s decision to resign was based upon the demands of his business obligations unrelated to the Company.

The Board of Directors of the Company filled the vacancy created by Mr. Harris’s resignation effective on November 6, 2007 by appointing Thomas M. White. Mr. White (50) joined Apollo in May 2007 as an operating executive in the distribution and transportation industries. Mr. White currently serves on the board of directors of FTD Group, Inc. (NYSE: FTD), Landauer, Inc. (NYSE: LDR), and Hilex-Poly Company. Previously, Mr. White served as Senior Vice President, Chief Financial Officer and Treasurer of Hub Group, Inc. from 2002 to 2007. From 1979 to 2002, Mr. White served in several positions with Arthur Andersen, most recently serving as Global Managing Partner – Business Process Outsourcing.

In addition to being the Company’s largest shareholder, Apollo and its affiliates hold certain registration and other rights, which are the Company’s obligations, and are further described in the Proxy Statement for the annual meeting of shareholders on May 17, 2007, filed April 16, 2007, which description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC. (Registrant)

Dated: November 8, 2007	By:	/s/ Timothy B. Page
Name: Timothy B. Page Title: Chief Financial Officer